    As filed with the Securities and Exchange Commission on November 5, 2001
                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                ________________

                               Brio Software, Inc.
             (Exact name of Registrant as specified in its charter)

                  Delaware                             77-0210797
          (State of incorporation)        (I.R.S. Employer Identification No.)

                           4980 Great America Parkway
                              Santa Clara, CA 95054
                    (Address of principal executive offices)
                             _______________________

                              2001 Stock Bonus Plan
                            (Full title of the Plan)

                            _________________________

                                Craig D. Brennan
                      President and Chief Executive Officer
                               Brio Software, Inc.
                           4980 Great America Parkway
                              Santa Clara, CA 95054
                                 (408) 496-7400
 (Name, address and telephone number, including area code, of agent for service)

                             _______________________
                                    Copy to:

                                 Jon E. Gavenman
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

               (Calculation of Registration Fee on following page)

----------------------------------------------------------------------------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------

                                                                       Proposed          Proposed
                                               Maximum Amount          Maximum           Maximum          Amount of
                                                   to  be           Offering Price       Aggregate       Registration
    Title of Securities to be Registered        Registered(1)          Per Share      Offering Price         Fee
----------------------------------------------------------------------------------------------------------------------
2001 Stock Bonus Plan
   Common Stock,
   $0.001 par value ..........................   3,000,000 Shares    $ 1.375(2)        $4,125,000         $1,031.25


                  TOTAL                          3,000,000 Shares                      $4,125,000         $1,031.25
                  -----


_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the common stock as reported on the Nasdaq National Market on October 31, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.
             ---------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
                 ----------

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 29, 2001 and amended on
                              ------------
Form 10-K/A filed on July 24, 2001.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above: Form 10-Q for the quarter ended June 30, 2001 (filed August 14, 2001) and a Form 8-K (filed August 13, 2001).

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on April 6, 1998, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.        Description of Securities.  Not applicable.
               ------------------------

Item 5.        Interests of Named Experts and Counsel.  Not applicable.
               --------------------------------------

Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

         The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.        Exemption from Registration Claimed.  Not applicable.
               -----------------------------------

Item 8.        Exhibits.
               --------

               Exhibit
               Number
               -------

                5.1          Opinion of Venture Law Group, a Professional
                             Corporation.

               23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

               23.2 Consent of Arthur Andersen LLP, Independent Public Accountants.

               24.1          Powers of Attorney (see page 6).

Item 9.        Undertakings.
               ------------

         The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Brio Software, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this November 5, 2001.

                                       Brio Software, Inc.


                                       By: /s/ Craig D. Brennan
                                          ----------------------------------
                                           Craig D. Brennan
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig D. Brennan and Tamara L. MacDuff, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                                     Title                                      Date
            ---------                                     -----                                      ----
/s/ Craig D. Brennan                      President and Chief Executive Officer                 November 5, 2001
------------------------------------        (Principal Executive Officer)
Craig D. Brennan

/s/ Tamara L. MacDuff                     Executive Vice President, Finance and                 November 5, 2001
------------------------------------        Operations and Chief Financial Officer
Tamara L. MacDuff                           (Principal Financial and Accounting
                                            Officer)


/s/ Yorgen H. Edholm                      Chairman of the Board of Directors                    November 5, 2001
------------------------------------
Yorgen H. Edholm

/s/ Floyd Kvamme                          Director                                              November 5, 2001
------------------------------------
Floyd Kvamme

/s/ Bernard J. Lacroute                   Director                                              November 5, 2001
------------------------------------
Bernard J. Lacroute

/s/ J. Michael Cline                      Director                                              November 5, 2001
------------------------------------
J. Michael Cline

/s/ Ernest von Simson                     Director                                              November 5, 2001
------------------------------------
Ernest von Simson

                                INDEX TO EXHIBITS

   Exhibit
   Number
   ------

     5.1       Opinion of Venture Law Group, a Professional Corporation.
    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

    23.2       Consent of Arthur Andersen LLP, Independent Public Accountants.

    24.1       Powers of Attorney (see page 6).